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                                                                  EXHIBIT 5.1


                                  July 27, 2000

Register.com, Inc.
575 Eighth Avenue, Eleventh Floor
New York, New York  10018


         Re:  Register.com, Inc.--Registration Statement on Form S-1
              ------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Register.com, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to an aggregate of 1,100,000 shares of the Company's Common Stock, par value $.0001 per share (the "Shares"), and the proposed sale by the selling stockholders (the "Selling Stockholders") of up to 3,500,000 Shares, pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         This opinion is being furnished in accordance with the requirements of
Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares to be sold by the Company have been duly authorized, and if, as and when issued, delivered and sold by the Company and paid for by the Underwriters, as contemplated by the Underwriting Agreement and as described in the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be validly issued, fully paid and non-assessable shares of the Company's Common Stock. The Shares to be sold by the Selling Stockholders are duly authorized, validly issued and, to our knowledge, fully paid and non-assessable shares of the Company's Common Stock.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         This opinion letter is rendered as of the date first written above. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                        Very truly yours,



                                        BROBECK, PHLEGER & HARRISON LLP